SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   Form 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                Date of Report:
                               January 12, 1999



                           SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



            Ohio                      1-14473                 34-1372535
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)



      221 South Church Street
        Bowling Green, Ohio                                     43402
(Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (419) 327-6300



                                       N/A
          (Former name or former address, if changed since last report)














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Item  5.   Other Events

     The following combined results of operations of Sky Financial Group, Inc. (the "Registrant") for the month ending January 31, 1999 is provided to satisfy certain pooling-of-interests accounting requirements relating to the Registrant's acquisition of The Ohio Bank effective December 4, 1998.


Sky Financial Group, Inc.
Statement of Earnings

Dollars in thousands,                   For the Month Ended
  except per share data                  January 31, 1999

Interest income                              $ 29,914
Interest expense                               14,363
Net interest income                            15,551

Provision for credit losses                       835
Net interest income after
  provision for credit losses                  14,716

Non-interest and other income                   8,385
Non-interest and other expense                 13,081
Income before income taxes                     10,020

Applicable income taxes                         3,226
Net income                                   $  6,794

Earnings per Common Share
  Basic                                      $   0.15
  Diluted                                        0.15
























<PAGE  3>



                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SKY FINANCIAL GROUP, INC.


                                 By:  /s/ Kevin T. Thompson

                                 Name:    Kevin T. Thompson
                                 Title:   Executive Vice President and
                                          Chief Financial Officer


Date:  January 12, 1999